Exhibit 10.5.2

THIRD ASSIGNMENT, ASSUMPTION AND AMENDMENT OF LEASE

THIS THIRD ASSIGNMENT, ASSUMPTION AND AMENDMENT OF LEASE (the "Assignment") is made and entered into this 27th day of July 2015, by The Robford Company, LLC, a Colorado limited liability company (the "Landlord" ), SHQ Glendale, LLC, a Colorado limited liability company (the "Assignor"), Carve BBQ Glendale, LLC, a Colorado limited liability company (the "Assignee"), and Southern Concepts Restaurant Group, Inc. and Jay W. Roth (collectively, the "Guarantors").

WHEREAS, Landlord and Assignor are parties to that certain lease agreement governing the rental of the premises located at 1000 South Colorado Blvd, Glendale, CO, as the same has been amended and assigned (the "Lease").;

WHEREAS, Assignor desires to assign and Assignee desires to assume all the rights, duties and liabilities of Assignor under the Lease; and

WHEREAS, Landlord is willing to consent to such assignment, ail as is provided below, provided the parties enter into this Agreement.

NOW THEREFORE, for value received, and in consideration of the mutual agreements and obligations set forth herein, and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.     Defined Terms. Capitalized words used herein shall have the same meanings as set forth in the Lease, except as otherwise defined herein.

2.    Effective Date/Consideration. The Agreement contemplated herein shall be effective on August 1, 2015 (the "Effective Date ") and shall continue for the balance of the Lease term, as the same may be extended.

3.    Lease Expiration Date. The parties hereto acknowledge and agree that the term of the Lease is currently set to expire on July 31, 2020 (the "Expiration Date ").

4.    Assignment. Assignor hereby grants, sells, conveys, transfers, assigns, and delivers ail of its rights, title, and interest in and to the Lease to Assignee as of the Effective Date.

5.   Assumption. Assignee hereby assumes ail of the rights, duties and liabilities of Assignor under the Lease as of the Effective Date and hereby agrees to comply with ail of the terms and conditions of the Lease from and after the Effective Date, including, without limitation, the payment of rent and ail other sums due pursuant to the Lease that are incurred or accrue on and after the Effective Date. Assignee shall not, by this Agreement, assume any duties or obligations of Assignor arising under the Lease prior to the Effective Date.

6.   Liability. By entering into this Agreement, Landlord does not waive any claims it may have against Assignor for any obligations owing pursuant to the terms of the Lease and accruing prior to the Cut1'ent Expiration Date; instead, all such claims are hereby expressly reserved. Accordingly, Assignor shall be responsible for any and all obligations, defaults, or deficiencies accruing under the Lease prior to the Effective Date and Assignee and Assignor shall be jointly and severally liable for any and all obligations, defaults, or deficiencies accruing under the Lease on or after the Effective Date and continuing through the current Expiration Date.

7.    No Waiver. The consent of Landlord outlined in this Agreement shall not be construed as a waiver or modification of the provisions in the Lease which restricts the assignment and/or subletting of the Premises without Landlord's prior written consent. Any future assignment or sublease must be in accordance with the terms and conditions of the Lease.

8.    Notice. Any notice required or permitted to be given under the terms of this Agreement or the terms of the Lease shall be in writing and shall be deemed given when transmitted in accordance with the Lease to the following addresses:

If to Landlord:	see Lease

If to Assignor:	2 N. Cascade Ave. Ste 1400 Colorado Springs, CO 80903

If to Assignee:	2 N. Cascade Ave. Ste 1400 Colorado Springs, CO 80903

Notwithstanding the foregoing, notices to the Assignee may also be delivered or posted at the Premises. Landlord shall have no obligation to send notices of default to the Assignor.

9.      Ratification. Except as expressly modified herein, all other terms and provisions of the Lease are hereby ratified and confirmed as if set forth in full herein and shall be binding upon the parties hereto, their respective heirs, representatives, successors and assigns. Should any provisions of this Agreement conflict with any provision of the Lease, the provisions set forth herein shall control.

10.    Security Deposit. Any security deposit delivered to Landlord pursuant to the Lease shall continue to be held by Landlord to secure Assignee's performance under the Lease. Landlord shall have no obligation to return any portion of such security deposit to Assignor at the end of the Lease term. Any portion of a security deposit or accounting thereof which is required of Landlord under the terms of the Lease shall be sent only to Assignee.

11.   Additional Consideration. Simultaneously with the execution hereof, and notwithstanding Section 16.1 of the Lease, Assignor shall pay Landlord upon the Effective Date hereof: (i) all of the reasonable expenses incurred by Landlord in connection with the assignment of the Lease, including, without limitation, actual attorney's fees in the amount of $650.00; and (ii) the Processing Fee, in the amount of $2,500.00.

(ii) the Processing Fee, in the amount of $2,500.00.

12.    Acknowledgment. Assignor and Assignee each acknowledge that:

(a)	They have had an opportunity to consult with their own independent legal counsel concerning the legal significance of this Agreement;
(b)	They are not relying on any legal advice or information provided by Landlord or its counsel;
(c)	They have received and read the Lease and they each fully understand the provisions and responsibilities outlined therein.

13.    Release. Assignor, for itself, its employees, agents, assigns, successors in interest and ail other representatives hereby release and fully discharge Landlord, its employees, officers, agents, attorneys, predecessors, successors and assigns from any and all claims, causes of actions, counterclaims, defenses and rights to offset which exist as of the date of this Agreement, whether the same are known or unknown. This is intended to be a general and comprehensive release of all existing claims.

14.    Representation by Signing Parties. The person signing on behalf of Assignor and Assignee each personally represents and warrants to Landlord that he/she has full authority to sign such document on behalf of the respective entity, and agrees to personally indemnify and hold Landlord harmless if he/she signs this document without requisite authority. Such indemnification shall include, without limitation, any and all damages, losses, fees (including attorneys' fees), costs and other expenses of Landlord.

15.    Counterparts/Signatures.   This Agreement may be executed in counterparts. Fax and/or pdf signatures on this Agreement shall be treated as originals.

16.    Captions. The captions used herein are for convenience only and do not limit or amplify the provisions hereof.

17.    Guarantors. Guarantors hereby ratify and confirm their guaranty of the Lease in accordance with the terms of Exhibit Y of the Second Assignment, Assumption and Amendment of Lease dated on or about April 24, 2015 and further acknowledge and agree that said guaranty shall apply to the Lease, as amended and assigned hereby.

SIGNATURES ON FOLLOWING PAGE

The parties have executed this Assignment effective as of the day first written above.

LANDLORD:

THE ROBFORD COMPANY, LLC, a Colorado limited liability company

By:	/s/ James Adelstein
James Adelstein
Manager

ASSIGNOR:

SHQ GLENDALE, LLC a Colorado limited liability company

By:	/s/ Shawn Owen
Name:	Shawn Owen
Title:	Manager

ASSIGNEE:

CRAVE BBQ GELNDALE, LLC a Colorado limited liability company

By:	/s/ Shawn Owen
Name:	Shawn Owen
Title:	Manager

GUARANTORS:
SOUTHERN CONCEPTS RESTAURANT GROUP, INC. a Colorado Corporation

By:	/s/ Mitchell Roth
Name:	Mitchell Roth
Title:	President

Jay W. Roth, individually

By:	/s/ Jay W. Roth